Exhibit 5.1

ROPES & GRAY LLP PRUDENTIAL TOWER 800 BOYLSTON STREET BOSTON, MA 02199-3600 WWW.ROPESGRAY.COM

April 20, 2012

GT Advanced Technologies Inc.

243 Daniel Webster Highway

Merrimack, New Hampshire 03054

Re:          Post Effective Amendment No. 1 to Registration Statement on Form S-8

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Post-Effective Amendment No. 1 to the registration statement on Form S-8 (the “Registration Statement”), Registration Number 333-153231, filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of common stock of GT Advanced Technologies Inc., a Delaware corporation (the “Company”).  Under the terms of the Company’s 2011 Equity Incentive Plan shares of the Company’s common stock that have been registered under the Registration Statement and that are subject to outstanding awards under the 2008 Equity Incentive Plan that have been forfeited or cancelled in whole or in part on or after August 24, 2011 (the “Shares”) may be issued pursuant to awards under the Company’s 2011 Executive Incentive Plan (the “Plan”).

We are familiar with the actions taken by the Company in connection with the adoption of the Plan. For purposes of our opinion, we have examined and relied upon such documents, records, certificates and other instruments as we have deemed necessary.

The opinions expressed below are limited to the Delaware General Corporation Law.

Based on and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Shares have been issued and sold in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Ropes & Gray LLP

Ropes & Gray LLP